Exhibit 99.1

Contact:
Matt Eichmann
740-549-6067
matt.eichmann@greif.com
Greif Reports Second Quarter 2020 Results
DELAWARE, Ohio (June 3, 2020) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced second quarter 2020 results.
Second Quarter Highlights include (all results compared to the second quarter of 2019 unless otherwise noted):
•Net income of $11.4 million or $0.19 per diluted Class A share decreased compared to net income of $13.6 million or $0.23 per diluted Class A share. Net income, excluding the impact of adjustments(1), of $56.5 million or $0.95 per diluted Class A share increased compared to net income, excluding the impact of adjustments, of $47.6 million or $0.81 per diluted Class A share. Adjusted EBITDA(2) increased by $19.3 million to $181.3 million.
•Net cash provided by operating activities increased by $37.6 million to $99.8 million. Adjusted free cash flow(3) increased by $32.9 million to $79.0 million.
•Total debt decreased by $260.2 million to $2,682.3 million. Net debt(4) decreased $242.8 million to $2,609.9 million and decreased $107.4 million sequentially from the first quarter of 2020.
Strategic Actions and Announcements
•Completed the divestiture of the Consumer Packaging Business to Graphic Packaging Holding Company for $85.0 million in cash, subject to closing adjustments.
•Announced the permanent closure of the Mobile, Alabama Uncoated Recycled Board Mill (URB) as part of the Company’s commitment to optimize the URB mill network. The closure of the #1 machine in October 2019 (approximately 65,000 tons) combined with the closure of the #2 machine (approximately 75,000 tons) removes approximately 140,000 tons of URB capacity from Greif’s network. The Company will transfer existing customer business to other mills in its network.
•Achieved record intermediate bulk container (IBC) volume during the quarter. Also acquired a minority stake in Centurion Container LLC to further expand the Company's IBC reconditioning network in North America.
•Withdrawing fiscal 2020 adjusted Class A earnings per share and adjusted free cash flow guidance. Due to end market uncertainty, the Company is unable to reasonably quantify the impacts to its business for the remainder of its fiscal year. The Company plans to reinstate guidance in the future when there is better clarity into the duration and impact of the COVID-19 pandemic.
Pete Watson, Greif’s President and Chief Executive Officer, commented:

“At Greif, we safely package and protect essential goods and materials that serve the greater needs of communities around the world. That is our purpose as a Company and a serious responsibility in which we take pride. While we are operating in a highly unprecedented time, we continue to draw strength from our 16,000 global colleagues, and I commend them for their efforts this past quarter. I would like to especially thank our front line production colleagues for their dedication during this pandemic and for their outstanding service to our customers.

We are responding to COVID-19 from a position of strength, taking proactive steps to prioritize the safety and well-being of our colleagues, customers and suppliers while adapting to new methods to further serve customer needs. We are also advancing our strategic priorities, and during the quarter took steps to enhance our U.S. IBC reconditioning capability and published our 11th annual sustainability report.

From a financial perspective, the business generated solid second quarter results. Adjusted EBITDA rose by 12 percent to $181.3 million, while Adjusted Free Cash Flow increased by more than 71 percent to $79.0 million. Although pleased with this performance, the current operating environment is dynamic and remains difficult to read. While economies have begun to reopen for business, the pace at which they do so varies and uncertainty persists.”

(1) Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are gain or loss on disposal of properties, plants, equipment and business, net, restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, incremental COVID-19 costs, net, debt extinguishment charges, and tax net expense (benefit) resulting from the Tax Cuts and Jobs Act ("Tax Reform Act").
(2)  Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus incremental COVID-19 costs, net, plus non-cash pension settlement (income) charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.
(3) Adjusted free cash flow is defined as net cash provided by (used in) operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for debt issuance costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for acquisition and integration related Enterprise Resource Planning (ERP) systems.
(4) Net debt is defined as total debt less cash and cash equivalents.
 Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

COVID-19 Pandemic Response
The health and safety of our Greif colleagues is our first priority. The global COVID-19 pandemic remains an evolving situation and our global and regional pandemic task forces meet multiple times per week to monitor the latest updates and take action to further safeguard the health of our colleagues, customers and suppliers.
The Company has implemented a variety of safety measures in response to COVID-19, including: conducting temperature screenings for personnel entering our operations; routinely cleaning high-touch surfaces; following social distancing protocols; staggering production teams where needed; prohibiting all non-critical business travel; implementing visitor protocols; and encouraging all colleagues to work from home when possible. Additionally, Greif has launched a dedicated COVID-19 micro site internally for colleagues to access Company and health authority information, guidelines, protocols and polices, including those issued by the World Health Organization and the U.S. Centers for Disease Control and Prevention.
Greif’s business continuity plans are designed to ensure its operations are fully capable of performing in adverse conditions in support of our customers' needs. The Company maintains a diverse supply chain and has not experienced significant production challenges or raw material or supply disruptions. The Company is also conducting frequent customer outreach and updates in the form of letters, audio and visual calls, and virtual customer webinars to maximize communication and further enhance transparency during this global crisis.

Customer Service, Sustainability and Colleague Engagement
The Company's consolidated CSI(5) score was 92.3 during the fiscal second quarter 2020. Our long term objective is for each business to achieve a CSI score of 95.0 or greater. On a trailing four quarter basis, the total Company recorded an all-time best CSI score of 91.7.

CSI for the Rigid Industrial Packaging & Services segment was 93.9, or roughly 5 percent higher than the prior year quarter. CSI for the Flexible Products & Services segment was 84.7, which was roughly 8 percent lower compared to the prior year quarter as a result of COVID-19 related delays to product shipments. CSI for the Paper Packaging & Services segment was 91.3, which was approximately 3 percent higher compared to the prior year quarter.
During the quarter, the Company also completed its 11th annual sustainability report, which was prepared in accordance with the GRI Standards: Core option, SASB Application Guidance and fulfills the United Nations Global Compact annual Communication on Progress. The sustainability report is available for review at https://sustainability.greif.com. Notable Company accomplishments highlighted in this year’s report include:
•Diverting 85 percent of total waste from landfills in 2019 from the legacy Greif businesses
•Achieving an 11 percent reduction in greenhouse gas emissions per unit of production relative to our fiscal 2014 baseline
The Company recently completed its third annual colleague engagement survey administered by Gallup. Based on feedback received, Greif’s engagement rating was in the 89th percentile of all Gallup manufacturing clients. The Company is a proponent of the Service Profit Chain concept which states that a team of highly engaged colleagues is critical to providing industry leading customer service that helps generate enhanced financial results.
Liquidity and Balance Sheet
In addition to $72.4 million in cash balances as of April 30, 2020, the Company had $690.3 million of available borrowing capacity under its $800.0 million revolving credit facility. The Company's Euro €200 million notes are due in July of 2021, but otherwise the Company has no other sizable debt maturities due until 2024.
Despite its solid position, the Company is taking further steps to improve liquidity and is reducing 2020 capital spending by delaying certain growth projects; closely managing its working capital; and reducing operating costs and selling, general and administrative expenses across the portfolio.
Segment Results (all results compared to the second quarter of 2019 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(6) sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the second quarter of 2020 as compared to the prior year quarter for the business segments with manufacturing operations. Net sales from Caraustar’s primary products are included in the Paper Packaging & Services segment below for the second quarter of 2020 and for the second quarter of 2019 from Greif's ownership period which began on February 11, 2019. The inclusion of Caraustar’s primary products for the full second quarter of 2020 resulted in the Paper Packaging & Services segment volumes within the table below to increase by approximately 5 percent.

Net Sales Impact - Primary Products	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
	%	%	%
Currency Translation	(3.7)%	(0.1)%	(3.3)%
Volume	1.3%	5.1%	(5.4)%
Selling Prices and Product Mix	(2.4)%	(4.9)%	(4.3)%
Total Impact of Primary Products	(4.8)%	0.1%	(13.0)%

Rigid Industrial Packaging & Services
Net sales decreased by $29.0 million to $602.6 million. Net sales excluding foreign currency translation decreased by $9.3 million primarily due to lower average sale prices as a result of raw material price decreases and corresponding contractual price adjustment mechanisms, partially offset by strategic pricing actions and stronger volumes in certain regions.

Gross profit increased by $8.3 million to $129.3 million. The increase in gross profit was primarily due to lower priced raw materials in part due to opportunistic sourcing, the timing of contractual pass through arrangements, strategic pricing actions, and product mix shifts.

Operating profit increased by $23.5 million to $70.5 million. Adjusted EBITDA increased by $23.3 million to $92.2 million primarily due to the same factors that impacted gross profit and a reduction in the segment’s SG&A expense due to a decrease in performance based compensation, cost reduction activities, and the segment receiving a smaller portion of allocated corporate costs.

Paper Packaging & Services
Net sales decreased by $16.0 million to $481.6 million. Net sales excluding foreign currency translation decreased by $15.8 million primarily due to lower published containerboard and boxboard prices and the divestment of the Consumer Packaging Business, partially offset by Greif's eleven day additional ownership period of Caraustar in the 2020 second quarter. The Company took approximately 24,000 tons of economic downtime across its containerboard operations during the quarter.

Gross profit decreased by $13.4 million to $94.9 million. The decrease in gross profit was primarily due to the same factors that impacted net sales.

Operating profit decreased by $35.7 million to a loss of $5.5 million due to the loss on divestment of the Consumer Packaging Business, which was primarily related to the allocation of goodwill to the transaction. Adjusted EBITDA decreased by $3.0 million to $79.1 million primarily due to the same factors that impacted net sales and the segment receiving a greater portion of allocated corporate costs, partially offset by a reduction in the segment’s SG&A expense due to a decrease in performance based compensation and cost reduction activities.

Flexible Products & Services
Net sales decreased by $9.6 million to $67.4 million. Net sales excluding foreign currency translation decreased by $7.2 million primarily due to continued demand softness and lower average sale prices primarily as a result of raw material price decreases and corresponding contractual price adjustment mechanisms.

Gross profit decreased by $2.7 million to $13.9 million. The decrease in gross profit was primarily due to the same factors that impacted net sales, partially offset by the timing of contractual pass through arrangements for raw material price decreases.

Operating profit decreased by $6.6 million to $4.6 million. Adjusted EBITDA decreased by $0.8 million to $6.9 million primarily due to the same factors that impacted gross profit, partially offset by a reduction in the segment’s SG&A expense due to a decrease in performance based compensation and cost reduction activities.

Land Management

Net sales decreased by $0.4 million to $6.7 million.
Operating profit increased by $0.2 million to $2.4 million. Adjusted EBITDA decreased by $0.2 million to $3.1 million.
Tax Summary
During the second quarter, the Company recorded an income tax rate of 63.7 percent, which was negatively impacted by a non-cash goodwill charge related to the divestiture of the Consumer Packaging Business with no associated tax benefit. The Company’s tax rate excluding the impact of adjustments was 32.6 percent. The application of FIN 18 frequently causes fluctuations in our quarterly effective tax rates. For fiscal 2020, the Company expects its tax rate to range between 31.0 and 35.0 percent and its tax rate excluding adjustments to range between 27.0 and 31.0 percent.

Dividend Summary
On June 2, 2020, the Board of Directors declared quarterly cash dividends of $0.44 per share of Class A Common Stock and $0.66 per share of Class B Common Stock. Dividends are payable on July 1, 2020, to stockholders of record at the close of business on June 18, 2020.

(5) Customer satisfaction index (CSI) tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.
(6) Primary products are manufactured steel, plastic and fibre drums; new and reconditioned intermediate bulk containers; linerboard, containerboard, corrugated sheets and corrugated containers, boxboard, and tube and core products; and 1&2 loop and 4 loop flexible intermediate bulk containers.

Conference Call
The Company will host a conference call to discuss the second quarter of 2020 results on June 4, 2020, at 8:30 a.m. Eastern Time (ET). To participate, domestic callers should call 833-921-1617. The Greif ID is 2278767. The number for international callers is +1-236-714-2102. Phone lines will open at 8:00 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at http://investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar. A replay of the conference call will be available on the Company’s website approximately two hours following the call.

About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: in industrial packaging, be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, flexible products, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 40 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) we may not successfully implement our business strategies, including achieving our growth objectives, (iii) our level of indebtedness could adversely affect our liquidity, limit our flexibility in responding to business opportunities, and increase our vulnerability to adverse changes in economic and industry conditions, (iv) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (v) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (vi) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vii) we operate in highly competitive industries, (viii) our business is sensitive to changes in industry demands, (ix) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (x) changes in U.S. trade policies could impact the cost of imported goods into the U.S., which may materially impact our revenues or increase our operating costs, (xi) the results of the United Kingdom’s referendum on withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business, (xii) geopolitical conditions, including direct or indirect acts of war or terrorism, could have a material adverse effect on our operations and financial results, (xiii) we may encounter difficulties arising from acquisitions, (xiv) in connection with acquisitions or divestitures, we may become subject to liabilities, (xv) the acquisition of Caraustar Industries, Inc. and its subsidiaries subjects us to various risks and uncertainties, (xvi) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (xvii) we could be subject to changes to our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xviii) full realization of our deferred tax assets may be affected by a number of factors, (xix) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xx) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xxi) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xxii) our business may be adversely impacted by work stoppages and other labor relations matters, (xxiii) we may not successfully identify illegal immigrants in our workforce, (xxiv) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xxvi) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xxvii) a security breach of customer, employee, supplier or Company information may have a material adverse effect on our business, financial condition and results of operations, (xxviii) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxix) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxx) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxxi) the current COVID-19 pandemic could have a material adverse effect on our business, financial condition, results of operations and cash flows, (xxxii) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxxiii) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxxiv) changes in U.S. generally accepted accounting principles (GAAP) and SEC rules and regulations could materially impact our reported results, (xxxv) if we fail to maintain an effective system of internal control, we may not be able to accurately report financial results or prevent fraud, and (xxxvi) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions, except per share amounts)	2020	2019	2020	2019
Net sales	$1,158.3	$1,213.3	$2,270.7	$2,110.3
Cost of products sold	917.6	964.6	1,807.4	1,688.8
Gross profit	240.7	248.7	463.3	421.5
Selling, general and administrative expenses	121.1	140.0	256.5	238.1
Restructuring charges	4.4	7.5	7.7	11.2
Acquisition and integration related costs	4.8	13.8	9.9	16.4
Non-cash asset impairment charges	1.3	—	1.4	2.1
Gain on disposal of properties, plants and equipment, net	(1.3)	(4.9)	(1.8)	(5.8)
Loss on disposal of businesses, net	38.4	1.7	38.4	1.7
Operating profit	72.0	90.6	151.2	157.8
Interest expense, net	29.3	33.9	60.0	45.6
Non-cash pension settlement income	—	—	(0.1)	—
Debt extinguishment charges	—	21.9	—	21.9
Other expense, net	1.1	2.3	2.4	2.1
Income before income tax expense and equity earnings of unconsolidated affiliates, net	41.6	32.5	88.9	88.2
Income tax expense	26.5	11.5	37.9	31.5
Equity earnings of unconsolidated affiliates, net of tax	(0.7)	(0.1)	(0.9)	(0.2)
Net income	15.8	21.1	51.9	56.9
Net income attributable to noncontrolling interests	(4.4)	(7.5)	(8.2)	(13.6)
Net income attributable to Greif, Inc.	$11.4	$13.6	$43.7	$43.3
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$0.19	$0.23	$0.74	$0.74
Class B common stock	$0.29	$0.34	$1.10	$1.09
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$0.19	$0.23	$0.74	$0.74
Class B common stock	$0.29	$0.34	$1.10	$1.09
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.4	26.3	26.3	26.1
Class B common stock	22.0	22.0	22.0	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.4	26.3	26.3	26.1
Class B common stock	22.0	22.0	22.0	22.0

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	April 30, 2020	October 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$72.4	$77.3
Trade accounts receivable	640.5	664.2
Inventories	339.0	358.2
Assets held by special purpose entities	50.9	—
Other current assets	145.1	149.3
	1,247.9	1,249.0
LONG-TERM ASSETS
Goodwill	1,474.7	1,517.8
Intangible assets	740.2	776.5
Assets held by special purpose entities	—	50.9
Operating lease assets	321.0	—
Other long-term assets	149.1	142.2
	2,685.0	2,487.4
PROPERTIES, PLANTS AND EQUIPMENT	1,596.1	1,690.3
	$5,529.0	$5,426.7
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$418.3	$435.2
Short-term borrowings	3.4	9.2
Current portion of long-term debt	83.8	83.7
Current portion of operating lease liabilities	53.1	—
Current portion of liabilities held by special purpose entities	43.3	—
Other current liabilities	238.6	297.3
	840.5	825.4
LONG-TERM LIABILITIES
Long-term debt	2,595.1	2,659.0
Liabilities held by special purpose entities	—	43.3
Operating lease liabilities	270.6	—
Other long-term liabilities	667.6	686.6
	3,533.3	3,388.9
REDEEMABLE NONCONTROLLING INTERESTS	20.0	21.3
EQUITY
Total Greif, Inc. equity	1,083.2	1,133.1
Noncontrolling interests	52.0	58.0
	1,135.2	1,191.1
	$5,529.0	$5,426.7

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15.8	$21.1	$51.9	$56.9
Depreciation, depletion and amortization	61.2	55.5	122.5	86.8
Asset impairments	1.3	—	1.4	2.1
Pension settlement income	—	—	(0.1)	—
Other non-cash adjustments to net income	55.4	6.7	63.0	4.3
Operating working capital changes	(3.8)	2.5	(31.5)	(43.0)
Deferred purchase price on sold receivables	—	—	—	(6.9)
Increase (decrease) in cash from changes in other assets and liabilities	(30.1)	(23.6)	(87.9)	(47.6)
Net cash provided by (used in) operating activities	99.8	62.2	119.3	52.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	—	(1,828.4)	—	(1,828.4)
Purchases of properties, plants and equipment	(27.9)	(37.6)	(65.4)	(63.6)
Purchases of and investments in timber properties	(1.2)	(1.4)	(2.8)	(2.3)
Purchases of equity method investments	(3.6)	—	(3.6)	—
Proceeds from the sale of properties, plants and equipment, businesses, timberland and other assets	83.1	8.7	84.6	11.0
Proceeds on insurance recoveries	—	—	—	0.2
Net cash used in investing activities	50.4	(1,858.7)	12.8	(1,883.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	(120.4)	1,880.3	(61.9)	1,941.3
Dividends paid to Greif, Inc. shareholders	(26.1)	(26.1)	(52.0)	(51.8)
Payments for extinguishment and issuance of debt	—	(44.1)	—	(44.1)
Other	(7.7)	(6.3)	(8.5)	(18.6)
Net cash provided by (used in) financing activities	(154.2)	1,803.8	(122.4)	1,826.8
Reclassification of cash to assets held for sale	—	0.4	—	—
Effects of exchange rates on cash	(14.4)	(2.4)	(14.6)	(0.7)
Net increase (decrease) in cash and cash equivalents	(18.4)	5.3	(4.9)	(4.4)
Cash and cash equivalents, beginning of period	90.8	84.5	77.3	94.2
Cash and cash equivalents, end of period	$72.4	$89.8	$72.4	$89.8

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2020	2019	2020	2019
Net sales:
Rigid Industrial Packaging & Services	$602.6	$631.6	$1,171.3	$1,229.5
Paper Packaging & Services	481.6	497.6	955.3	714.9
Flexible Products & Services	67.4	77.0	130.4	152.1
Land Management	6.7	7.1	13.7	13.8
Total net sales	$1,158.3	$1,213.3	$2,270.7	$2,110.3
Gross profit:
Rigid Industrial Packaging & Services	$129.3	$121.0	$237.1	$219.6
Paper Packaging & Services	94.9	108.3	195.0	162.2
Flexible Products & Services	13.9	16.6	26.2	34.0
Land Management	2.6	2.8	5.0	5.7
Total gross profit	$240.7	$248.7	$463.3	$421.5
Operating profit (loss):
Rigid Industrial Packaging & Services	$70.5	$47.0	$113.3	$70.3
Paper Packaging & Services	(5.5)	30.2	27.0	65.5
Flexible Products & Services	4.6	11.2	6.6	17.2
Land Management	2.4	2.2	4.3	4.8
Total operating profit	$72.0	$90.6	$151.2	$157.8
EBITDA(7):
Rigid Industrial Packaging & Services	$89.9	$62.5	$149.9	$105.7
Paper Packaging & Services	33.5	65.4	106.5	109.4
Flexible Products & Services	6.1	12.8	9.7	20.7
Land Management	3.3	3.2	6.2	6.9
Total EBITDA	$132.8	$143.9	$272.3	$242.7
Adjusted EBITDA(8):
Rigid Industrial Packaging & Services	$92.2	$68.9	$154.7	$117.6
Paper Packaging & Services	79.1	82.1	157.0	128.6
Flexible Products & Services	6.9	7.7	11.0	15.6
Land Management	3.1	3.3	6.0	6.5
Total Adjusted EBITDA	$181.3	$162.0	$328.7	$268.3

(7)EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(8)Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash impairment charges, plus incremental COVID-19 costs, net, plus non-cash pension settlement (income) charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2020	2019	2020	2019
Net income	$15.8	$21.1	$51.9	$56.9
Plus: Interest expense, net	29.3	33.9	60.0	45.6
Plus: Debt extinguishment charges	—	21.9	—	21.9
Plus: Income tax expense	26.5	11.5	37.9	31.5
Plus: Depreciation, depletion and amortization expense	61.2	55.5	122.5	86.8
EBITDA	$132.8	$143.9	$272.3	$242.7
Net income	$15.8	$21.1	$51.9	$56.9
Plus: Interest expense, net	29.3	33.9	60.0	45.6
Plus: Debt extinguishment charges	—	21.9	—	21.9
Plus: Income tax expense	26.5	11.5	37.9	31.5
Plus: Non-cash pension settlement income	—	—	(0.1)	—
Plus: Other expense, net	1.1	2.3	2.4	2.1
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.7)	(0.1)	(0.9)	(0.2)
Operating profit	$72.0	$90.6	$151.2	$157.8
Less: Other expense, net	1.1	2.3	2.4	2.1
Less: Non-cash pension settlement income	—	—	(0.1)	—
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.7)	(0.1)	(0.9)	(0.2)
Plus: Depreciation, depletion and amortization expense	61.2	55.5	122.5	86.8
EBITDA	$132.8	$143.9	$272.3	$242.7
Plus: Restructuring charges	4.4	7.5	7.7	11.2
Plus: Acquisition and integration related costs	4.8	13.8	9.9	16.4
Plus: Non-cash asset impairment charges	1.3	—	1.4	2.1
Plus: Non-cash pension settlement income	—	—	(0.1)	—
Plus: Incremental COVID-19 costs, net (9)	0.9	—	0.9	—
Less: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	37.1	(3.2)	36.6	(4.1)
Adjusted EBITDA	$181.3	$162.0	$328.7	$268.3

(9) Incremental COVID-19 costs, net includes costs directly attributable to COVID-19 such as costs incurred for incremental cleaning and sanitation efforts and employee safety measures, offset by economic relief received from foreign governments.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(10)
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2020	2019	2020	2019
Rigid Industrial Packaging & Services
Operating profit	70.5	47.0	113.3	70.3
Less: Other expense, net	1.3	3.3	3.9	3.2
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.7)	(0.1)	(0.9)	(0.2)
Plus: Depreciation and amortization expense	20.0	18.7	39.6	38.4
EBITDA	$89.9	$62.5	$149.9	$105.7
Plus: Restructuring charges	2.0	4.4	3.8	8.0
Plus: Acquisition and integration related costs	—	0.2	—	0.3
Plus: Non-cash asset impairment charges	1.3	—	1.4	2.1
Plus: Incremental COVID-19 costs, net	0.3	—	0.3	—
Less: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	(1.3)	1.8	(0.7)	1.5
Adjusted EBITDA	$92.2	$68.9	$154.7	$117.6
Paper Packaging & Services
Operating profit (loss)	(5.5)	30.2	27.0	65.5
Less: Other income, net	(0.2)	(1.0)	(1.4)	(0.9)
Less: Non-cash pension settlement income	—	—	(0.1)	—
Plus: Depreciation and amortization expense	38.8	34.2	78.0	43.0
EBITDA	$33.5	$65.4	$106.5	$109.4
Plus: Restructuring charges	1.7	3.0	2.7	3.1
Plus: Acquisition and integration related costs	4.8	13.6	9.9	16.1
Plus: Non-cash pension settlement income	—	—	(0.1)	—
Plus: Incremental COVID-19 costs, net	0.5	—	0.5	—
Less: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	38.6	0.1	37.5	—
Adjusted EBITDA	$79.1	$82.1	$157.0	$128.6
Flexible Products & Services
Operating profit	4.6	11.2	6.6	17.2
Less: Other income, net	—	—	(0.1)	(0.2)
Plus: Depreciation and amortization expense	1.5	1.6	3.0	3.3
EBITDA	$6.1	$12.8	$9.7	$20.7
Plus: Restructuring charges	0.7	—	1.2	—
Plus: Incremental COVID-19 costs, net	0.1	—	0.1	—
Less: (Gain) loss on disposal of properties, plants, equipment and businesses, net	—	(5.1)	—	(5.1)
Adjusted EBITDA	$6.9	$7.7	$11.0	$15.6
Land Management
Operating profit	2.4	2.2	4.3	4.8
Plus: Depreciation, depletion and amortization expense	0.9	1.0	1.9	2.1
EBITDA	$3.3	$3.2	$6.2	$6.9
Plus: Restructuring charges	—	0.1	—	0.1
Less: (Gain) loss on disposal of properties, plants, equipment and businesses, net	(0.2)	—	(0.2)	(0.5)
Adjusted EBITDA	$3.1	$3.3	$6.0	$6.5
Consolidated EBITDA	$132.8	$143.9	$272.3	$242.7
Consolidated Adjusted EBITDA	$181.3	$162.0	$328.7	$268.3
(10) Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash impairment charges, plus incremental COVID-19 costs, net, plus non-cash pension settlement (income) charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net. However, because the Company does not calculate net income by segment, this table calculates adjusted

EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(11)
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$99.8	$62.2	$119.3	$52.6
Cash paid for purchases of properties, plants and equipment	(27.9)	(37.6)	(65.4)	(63.6)
Free cash flow	$71.9	$24.6	$53.9	$(11.0)
Cash paid for acquisition and integration related costs	5.8	16.4	9.9	16.4
Cash paid for debt issuance costs	—	5.1	—	5.1
Cash paid for incremental COVID-19 costs, net	0.9	—	0.9	—
Cash paid for acquisition and integration related ERP systems	0.4	—	1.0	—
Adjusted free cash flow	$79.0	$46.1	$65.7	$10.5
(11)Adjusted free cash flow is defined as net cash provided by (used in) operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for debt issuance costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for acquisition and integration related ERP systems.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income (Loss) Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended April 30, 2020	$41.6	$26.5	$(0.7)	$4.4	$11.4	$0.19	63.7%
Loss (gain) on disposal of properties, plants, equipment and businesses, net	37.1	0.5	—	0.5	36.1	0.61
Restructuring charges	4.4	1.0	—	—	3.4	0.05
Acquisition and integration related costs	4.8	1.2	—	—	3.6	0.07
Non-cash asset impairment charges	1.3	—	—	—	1.3	0.02
Incremental COVID-19 costs, net	0.9	0.2		—	0.7	0.01
Excluding Adjustments	$90.1	$29.4	$(0.7)	$4.9	$56.5	$0.95	32.6%

Three months ended April 30, 2019	$32.5	$11.5	$(0.1)	$7.5	$13.6	$0.23	35.4%
Loss (gain) on disposal of properties, plants, equipment and businesses, net	(3.2)	(0.3)	—	(2.5)	(0.4)	(0.01)
Restructuring charges	7.5	2.1	—	0.1	5.3	0.10
Debt extinguishment charges	21.9	5.3	—	—	16.6	0.28
Acquisition and integration related costs	13.8	2.7	—	—	11.1	0.19
Tax net benefit resulting from the Tax Reform Act	—	(1.4)	—	—	1.4	0.02
Excluding Adjustments	$72.5	$19.9	$(0.1)	$5.1	$47.6	$0.81	27.4%

Six months ended April 30, 2020	$88.9	37.9	(0.9)	8.2	$43.7	$0.74	42.6%
Loss (gain) on disposal of properties, plants, equipment and businesses, net	36.6	0.4	—	0.5	35.7	0.60
Restructuring charges	7.7	1.9	—	0.3	5.5	0.09
Acquisition and integration related costs	9.9	2.4	—	—	7.5	0.13
Non-cash asset impairment charges	1.4	—	—	—	1.4	0.02
Non-cash pension settlement income	(0.1)	—	—	—	(0.1)	—
Incremental COVID-19 costs, net	0.9	0.2		—	0.7	0.01
Excluding Adjustments	$145.3	$42.8	$(0.9)	$9.0	$94.4	$1.59	29.5%

Six months ended April 30, 2019	$88.2	$31.5	$(0.2)	$13.6	$43.3	$0.74	35.7%
Loss (gain) on disposal of properties, plants, equipment and businesses, net	(4.1)	(0.5)	—	(2.6)	(1.0)	(0.02)
Restructuring charges	11.2	3.0	—	0.1	8.1	0.14
Debt extinguishment charges	21.9	5.3	—	—	16.6	0.28
Acquisition and integration related costs	16.4	2.8	—	—	13.6	0.23
Non-cash asset impairment charges	2.1	—	—	—	2.1	0.04
Tax net benefit resulting from the Tax Reform Act	—	(3.2)	—	—	3.2	0.05
Excluding Adjustments	$135.7	$38.9	$(0.2)	$11.1	$85.9	$1.46	28.7%

The impact of income tax expense and non-controlling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
CURRENCY TRANSLATION
UNAUDITED

	Three months ended April 30,
(in millions)	2020	2019	Increase (Decrease) in Net Sales ($)	Increase (Decrease) in Net Sales (%)
Consolidated
Net Sales	$1,158.3	$1,213.3	$(55.0)	(4.5)%
Currency Translation	22.3	N/A
Net Sales Excluding the Impact of Currency Translation	$1,180.6	$1,213.3	$(32.7)	(2.7)%
Rigid Industrial Packaging & Services
Net Sales	$602.6	$631.6	$(29.0)	(4.6)%
Currency Translation	19.7	N/A
Net Sales Excluding the Impact of Currency Translation	$622.3	$631.6	$(9.3)	(1.5)%
Paper Packaging & Services
Net Sales	481.6	497.6	$(16.0)	(3.2)%
Currency Translation	0.2	N/A
Net Sales Excluding the Impact of Currency Translation	$481.8	$497.6	$(15.8)	(3.2)%
Flexible Products & Services
Net Sales	$67.4	$77.0	$(9.6)	(12.5)%
Currency Translation	2.4	N/A
Net Sales Excluding the Impact of Currency Translation	$69.8	$77.0	$(7.2)	(9.4)%

	Six months ended April 30,
(in millions)	2020	2019	Increase (Decrease) in Net Sales ($)	Increase (Decrease) in Net Sales (%)
Consolidated
Net Sales	$2,270.7	$2,110.3	$160.4	7.6%
Currency Translation	27.8	N/A
Net Sales Excluding the Impact of Currency Translation	$2,298.5	$2,110.3	$188.2	8.9%
Rigid Industrial Packaging & Services
Net Sales	$1,171.3	$1,229.5	$(58.2)	(4.7)%
Currency Translation	24.1	N/A
Net Sales Excluding the Impact of Currency Translation	$1,195.4	$1,229.5	$(34.1)	(2.8)%
Paper Packaging & Services
Net Sales	955.3	714.9	$240.4	33.6%
Currency Translation	0.2	N/A
Net Sales Excluding the Impact of Currency Translation	$955.5	$714.9	$240.6	33.7%
Flexible Products & Services
Net Sales	130.4	152.1	$(21.7)	(14.3)%
Currency Translation	3.5	N/A
Net Sales Excluding the Impact of Currency Translation	$133.9	$152.1	$(18.2)	(12.0)%

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	April 30, 2020	January 31, 2020	April 30, 2019
Total Debt	$2,682.3	$2,808.1	$2,942.5
Cash and cash equivalents	(72.4)	(90.8)	(89.8)
Net Debt	$2,609.9	$2,717.3	$2,852.7